                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as Permitted By Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              WEST MARINE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

                            [WEST MARINE, INC. LOGO]
                              500 Westridge Drive
                       Watsonville, California 95076-4100

                               ----------------
               NOTICE OF THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                      Wednesday, May 10, 2000, 10:30 A.M.
                               ----------------

TO THE STOCKHOLDERS:

  Notice is hereby given that the 2000 Annual Meeting of Stockholders of West Marine, Inc. (the "Company") will be held at the office of the Company, 500 Westridge Drive, Watsonville, California, on Wednesday, May 10, 2000, at 10:30 A.M. for the following purposes:

  (1)   To elect eight directors.

  (2) To approve the amendment of the Associates Stock Buying Plan to increase the number of shares authorized for issuance thereunder by 400,000.

  (3) To transact such other business as may properly come before the Annual Meeting.

  Only stockholders of record on the books of the Company as of 5:00 P.M., March 24, 2000, will be entitled to vote at the meeting and any adjournment thereof.

Dated: March 31, 2000

                                          By Order of the Board of Directors

                                          Russell Solt, Secretary


   STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                           {WEST MARINE, INC. LOGO]
                              500 Westridge Drive
                      Watsonville, California 95076-4100

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of West Marine, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on May 10, 2000 (the "Annual Meeting"), for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about March 31, 2000.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

  Only stockholders of record on the books of the Company as of 5:00 P.M., March 24, 2000, will be entitled to vote at the Annual Meeting.

  As of the close of business on March 24, 2000, there were outstanding 17,201,874 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to Item 1 (election of directors), votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Item 2 (approval of the amendment of the Associates Stock Buying
Plan) requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote; accordingly an abstention on Item 2 will have the effect of a negative vote on that item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. A broker non-vote will have no effect with respect to any item of this Proxy Statement.

                         ITEM 1--ELECTION OF DIRECTORS

  The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

  In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                      Served as
                                 Business Experience During Past      Director
 Nominees for Director   Age    Five Years and Other Information        Since
 ---------------------   --- --------------------------------------   ---------
 Randolph K. Repass.....  56 Chairman of the Board. Mr. Repass has      1968
                             been the Company's Chairman of the
                             Board since its founding in 1968 and
                             was the Company's Chief Executive
                             Officer from 1968 until April 1995 and
                             from July 1998 to November 1998. Mr.
                             Repass served as President of the
                             Company from 1968 to 1990 and from
                             August 1993 to March 1994. Mr. Repass
                             is on the Board of Directors of
                             Specialized Components, Inc. and is
                             President of American Sail
                             Advancement, a non-profit sailing
                             industry association. Mr. Repass is
                             also Chairman of the Board of New
                             England Ropes.

 John Edmondson.........  53 President and Chief Executive Officer,     1998
                             effective November 1998. Since 1992,
                             Mr. Edmondson held the roles of
                             Corporate Chief Operating Officer as
                             well as President and CEO of Duty Free
                             International Inc. Mr. Edmondson began
                             his career with Allied Store's Maas
                             Bros./Jordan Marsh in 1965 and has
                             held various senior management
                             positions with several retailers.
                             Prior to joining Duty Free
                             International, Inc., Mr. Edmondson was
                             General Manager of Marriott's Host
                             Airport Merchandise and their Sports
                             and Entertainment division.

 Richard E Everett......  47 President of Stores Division since         1994
                             August 1998 and Chief Operating
                             Officer since April 1995. Mr. Everett
                             served as Executive Vice President
                             from April 1995 to August 1998, and
                             has held a variety of positions since
                             joining the Company in 1983.

 James P. Curley........  44 President and Chief Executive Officer      1994
                             of FGF Holdings, LLC, a specialty
                             retail and real estate development
                             company, since its founding in
                             February 1998. Mr. Curley was the
                             Chief Administrative Officer and a
                             Director of The Gymboree Corporation
                             from February 1996 to February 1998
                             and its Senior Vice President and
                             Chief Financial Officer from July 1992
                             to February 1998. Mr. Curley has held
                             senior financial positions in the
                             retail sector over the past ten years.

 Geoffrey A. Eisenberg..  47 Senior consultant to the Company since     1977
                             January 1995. Mr. Eisenberg was Senior
                             Vice President from 1988 to 1994. Mr.
                             Eisenberg was responsible for
                             merchandising and marketing from 1991
                             to 1994.

 David McComas..........  57 President and Chief Operating Officer      1996
                             of Eye Care Centers of America, Inc.
                             responsible for 290 stores nationwide
                             since July 1998. Prior to joining Eye
                             Care Centers of America, Inc., Mr.
                             McComas was with Circuit City Stores,
                             Inc. since June 1991 and served as
                             Western Region President and Corporate
                             Vice President, responsible for eight
                             Western States and Hawaii and held
                             several other senior management
                             positions with the company.
                             Mr. McComas is a powerboater and has
                             over 30 years of store management and
                             operations experience.

 Walter Scott...........  74 Chairman of Scott, Woolf & Associates,     1995
                             a management consulting firm, since
                             1982. Previously, Mr. Scott held
                             general management positions in
                             industry and for 25 years taught
                             management at American Management
                             Association courses for presidents and
                             senior executives.

 Henry Wendt............  66 Chairman of Global Health Care             1997
                             Partners of DLJ Merchant Banking
                             Partners since 1997. Mr. Wendt is
                             currently Chairman of the Board of
                             Steri-Oss, Inc. and serves on the
                             Board of Directors of Allergan,
                             Atlantic Richfield and The Egypt
                             Investment Company and also as a
                             Trustee of the Trilateral Commission
                             and Trustee Emeritus of the American
                             Enterprise Institute. In 1994, Mr.
                             Wendt retired as Chairman of
                             SmithKline Beecham. Mr. Wendt is a
                             life long sailor, and is the author of
                             Global Embrace, a book about
                             international business strategies.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

  During 1999, the Board of Directors held five meetings and acted by unanimous written consent on a number of occasions. In May 1997, the Company dissolved the Audit and Compensation Committee and formed an Audit Committee and a separate Compensation Committee. In May 1998, the Compensation Committee was renamed the Organization and Compensation Committee. The Company does not have a Nominating Committee.

  The members of the Audit Committee are James P. Curley and Walter Scott. Among the functions performed by this committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. The Audit Committee held four meetings during 1999.

  The members of the Organization and Compensation Committee are James P. Curley, David McComas and Walter Scott. Among the functions performed by this committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Organization and Compensation Committee held four meetings during 1999.

Attendance at Meetings

  During 1999, there were no members of the Board of Directors who attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

  Directors who are not employees of the Company are paid directors fees consisting of $1,000 for each Board meeting attended. Each Director also receives an additional $1,000 for each Audit Committee and Organization and Compensation Committee meeting attended, as applicable, that is not held on the same day as a Board meeting. In addition, directors who are not employees of the Company also receive an initial grant upon being elected or appointed to the Board and annual grants of nonqualified stock options at an exercise price equal to the fair market value at the date of grant. For 1999, Messrs. Curley, Scott, Wendt and McComas and Ms. Jackson received grants of nonqualified stock options under the Company's Nonemployee Director Stock Option Plan to purchase 10,698, 10,698, 9,302, 9,302, 9,302 shares, respectively, at the fair market value of the shares on the date of grant.

                         ITEM 2--PROPOSAL TO AMEND THE
                         ASSOCIATES STOCK BUYING PLAN

  Effective November 1, 1994, the Company established the Associates Stock Buying Plan (the "Plan"), pursuant to which an aggregate of 100,000 shares (200,000 shares adjusted for the two-for-one stock split that was effective in July 1996) of the Company's Common Stock were reserved for issuance to eligible employees of the Company. In January 1999, the Company amended the Plan to increase the number of shares reserved for issuance under the Plan by an additional 200,000. In March 2000, the Board of Directors of the Company conditionally amended the Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares reserved for issuance under the Plan by an additional 400,000. Set forth below is a summary of the principal features of the Plan.

Purpose

  The purpose of the Plan is to promote the success, and enhance the value, of the Company, by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility to Receive Awards

  Employees of the Company and participating subsidiaries, who have been employed as such for at least 60 consecutive days, are eligible to participate in the Plan. However, if the employee owns, or has the right to acquire, 5% or more of the voting stock of the Company or any subsidiary of the Company, he or she is not eligible for the Plan. Approximately 3,100 employees are currently eligible to participate in the Plan.

Administration, Amendment and Termination

  The Plan is administered by a committee (the "Committee") appointed by the Chief Executive Officer of the Company. The members of the Committee serve at the pleasure of the Chief Executive Officer and currently consist of the Company's Chief Financial Officer, Director of Human Resources and Compensation and Benefits Manager. A member of the Committee is not excluded from participating in the Plan by virtue of such membership, but he or she will not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan. The Committee may delegate one or more of its functions to any one of its members or to any other person.

  Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company's best interests, and for the benefit of all participants, to ensure that the Plan remains qualified under Section 423 of the Internal Revenue Code.

  The Company's Board of Directors, in its sole discretion, may amend or terminate the Plan at any time and for any reason.

Enrollment and Contributions

  Eligible employees elect whether or not to enroll in the Plan as of the first day of May or November of any year. The enrollment period is twelve months and eligible employees are re-enrolled automatically every 12 months; provided, however, employees may cancel their enrollment at any time, in accordance with the Plan rules.

  Employee contributions to the Plan are made through payroll deductions. Participating employees may contribute (in whole percentages) from 1% to such maximum percentage, as determined by the Committee (not to exceed 15%), of compensation through payroll deductions, and may increase or decrease the contribution percentage as of the next May 1 or November 1 by submitting a new enrollment form. The Committee has currently set the maximum percentage that may be contributed at 10% of compensation.

  On the last business day of each October and April, the employee's payroll deductions are used to purchase shares of the Company's Common Stock for the employee. The price of the shares purchased will be the lower of (i) 85% of the stock's market value on the employee's most recent enrollment date, or
(ii) 85% of the stock's market value on the purchase date. Shares purchased for the employees will be deposited into individual brokerage accounts established for each employee.

  Participation in the Plan terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws, or the Plan is terminated or amended such that the employee is no longer eligible to participate.

  There are 62,039 shares of Common Stock available for issuance pursuant to the Plan as of January 1, 2000, which would increase to 462,039 if this proposal is approved. The maximum aggregate purchases which an employee may make in a single calendar year is $25,000, based on the stock's market price on the employee's enrollment date.

Tax Aspects

  The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

  Based on management's understanding of current federal income tax laws, the tax consequences of a purchase of shares of Common Stock under the Plan are as follows:

  An employee will not have taxable income when the shares of Common Stock are purchased for that employee, but income taxes will generally be due when the employee sells or otherwise disposes of stock purchased through the Plan.

  For shares which are not disposed of until more than 24 months after the enrollment date under which the shares were purchased (the "24-Month holding period"), gain up to the amount of the 15% discount from the market price of the stock on the enrollment date is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If the employee sells the stock for less than the purchase price after the 24-Month holding period, the difference is a long-term capital loss. Shares sold within the 24-Month holding period are taxed at ordinary income rates on the amount of discount received from the stock's market price on the purchase date. An additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

  The Company receives a deduction for federal income tax purposes for the ordinary income an employee must recognize when such employee disposes of stock purchased under the Plan within the 24-Month holding period. The Company does not receive such a deduction for shares disposed of after the 24-Month holding period.

New Plan Benefit

  Benefits under the Plan are not determinable because each participant may decide within Plan limits how much compensation to contribute to the Plan and the share price will ultimately affect how many shares are purchased under the Plan.

Required Vote

  Adoption of the Plan is subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the Annual Meeting.

        The Board of Directors Unanimously Recommends that Stockholders
                            Vote FOR This Proposal.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The compensation paid to the Company's Chief Executive Officer and each of its other executive officers (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during fiscal 1997, 1998 and 1999 is set forth below. Columns regarding "Restricted Stock Awards," "Long-Term Incentive Plan [LTIP] Payouts" and "All Other Compensation" are excluded because no such payments were made to such executive officers in fiscal 1997, 1998 and 1999.

                          SUMMARY COMPENSATION TABLE

                                              Annual             Long Term
                                         Compensation(1)    Compensation Awards
                                        ------------------ ---------------------
                                                           Restricted Securities
                                                             Stock    Underlying
Name and Principal Position     Year    Salary($) Bonus($) Awards($)  Options(#)
---------------------------     ----    --------- -------- ---------- ----------
John Edmondson................  1999    $450,009       --       --      60,000
 President and Chief Executive  1998(2)   17,308   100,000  150,913    250,000
 Officer

Randolph K. Repass............  1999    $100,000       --       --         --
 Chairman of the Board          1998      88,823       --       --         --
                                1997     100,000       --       --         --

Richard E Everett.............  1999    $285,000       --       --      41,200
 President of Stores Division   1998     229,675       --       --      45,600
 and Chief Operating Officer    1997     164,365    12,328      --      24,297

Michael Edwards...............  1999(3) $135,017       --       --     100,000
 Executive Vice President of
 Merchandising Planning and
 Allocation

Patrick Murphy ...............  1999(4) $186,058   $60,000      --      64,000
 Senior Vice President of
 Distribution

--------
(1) While the named executive officers enjoy certain perquisites, for fiscal year 1997, 1998 and 1999 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus. Accordingly, the column regarding "Other Annual Compensation" is excluded.
(2) Mr. Edmondson joined the Company as President and Chief Executive Officer in November 1998.
(3) Mr. Edwards joined the Company as Executive Vice President of Merchandising Planning and Allocations in July 1999.
(4) Mr. Murphy joined the Company as Senior Vice President of Distribution in March 1999.

Stock Option Grants and Exercises

  The following table sets forth certain information regarding stock options granted during fiscal 1999 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                         -----------------------------------------------
                                                                         Potential Realizable Value
                         Number of   Percent of                            at Assumed Annual Rates
                         Securities Total Options                        of Stock Price Appreciation
                         Underlying  Granted to   Exercise or                for Option Term(4)
                          Options   Employees in  Base Price  Expiration ---------------------------
Name                     Granted(1)  Fiscal Year   ($/Sh)(2)   Date(3)        5%           10%
----                     ---------- ------------- ----------- ---------- ---------------------------
John Edmondson..........   60,000        8.89%       $9.94    05/04/2009 $    374,978 $      950,269
Randolph K. Repass......      --          --           --            --           --             --
Richard E Everett.......   41,200        6.10%       $7.63    11/11/2009 $    197,567 $      500,674
Michael Edwards.........  100,000       14.81%       $9.00     8/23/2009 $    566,005 $    1,434,368
Patrick Murphy..........   60,000        8.89%       $8.63    03/17/2009 $    325,453 $      824,762
                            4,000        0.59%       $8.31    04/15/2009 $     20,911 $       52,992

--------
(1) These options are exercisable in annual increments of 20%, commencing one year from date of grant. Under the terms of the Equity Incentive Plan, the Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant, as determined by the Board of Directors.
(3) All options granted in fiscal 1999 were granted for a term of ten years.
(4) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

  The following table sets forth certain information with respect to option exercises during fiscal 1999 and stock options held by each of the Company's Named Executive Officers as of January 1, 2000.

                                                      Aggregated Option Exercises in Last Fiscal Year
                                                                 and FY-End Option Values
                                                    ---------------------------------------------------
                                                                              Value of Unexercised In-
                                                      Number of Unexercised     the-Money Options at
                            Shares                    Options at FY-End(#)           FYEnd($)(1)
                            Acquired       Value    ------------------------- -------------------------
Name                     on Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     -------------  ----------- ----------- ------------- ----------- -------------
John Edmondson..........      --            --         50,000      260,000      $21,875      $87,500
Randolph K. Repass......      --            --            --           --           --           --
Richard E Everett.......      --            --        223,964      139,545      $61,575      $33,730
Michael Edwards.........      --            --            --       100,000          --           --
Patrick Murphy..........      --            --            --        64,000          --           --

--------
(1) Based on a price per share of $8.250, which was the price of a share of Common Stock on the Nasdaq National Market at the close of business on January 1, 2000.

Organization and Compensation Committee Interlocks and Insider Participation

  The Organization and Compensation Committee during fiscal 1999 consisted of Messrs. Curley, McComas and Scott.

Employment Arrangements

  The Company has agreed to employ Mr. Edmondson for a period of two years from November 1998 at an annual salary of $450,000. Mr. Edmondson is entitled to an annual bonus equal to 75% of his annual salary subject to adjustment based on the Company achieving certain financial results. The actual bonus amount is also subject to certain non-quantitative factors which focus on management and long-term strategies. The cash bonus is capped at 225% of Mr. Edmondson's annual salary. Any bonus received by Mr. Edmondson in excess of 50% of his annual salary is to be used to purchase the Company's Common Stock on the open market. Mr. Edmondson received a $250,000 signing bonus. Mr. Edmondson is entitled to receive annual stock option grants in certain minimum amounts with a five year vesting schedule. If the Company terminates
Mr. Edmondson's employment, other than for cause, Mr. Edmondson will be entitled to his salary and estimated bonus for the remainder of the two-year term and all outstanding stock options will immediately vest and be exercisable for the remainder of the term.

  In August 1999, the Company entered into an Executive Termination and Compensation Agreement with Mr. Everett. This agreement provides that if Mr. Everett is terminated without cause he shall receive severance pay equal to his base salary until he finds other employment or 18 months, whichever comes first. In addition, in such case, the Company has agreed to retain Mr. Everett as a consultant for a period of time after his termination.

Certain Transactions

  The Company leases its Palo Alto, California store from Randolph K. Repass. In addition, the Company leases the Company's corporate headquarters and the Santa Cruz, California and Braintree, Massachusetts stores from three partnerships, of which Mr. Repass is a general partner. Pursuant to these leases, the Company paid rent to Mr. Repass or such partnerships in the aggregate amount of $1,252,945 in fiscal 1999.

  Mr. Repass is Chairman of the board of directors and a stockholder of New England Ropes, Inc., a major supplier of the Company. Mr. Repass' brother is the President and his father is a member of the board of directors and a major stockholder of New England Ropes, Inc. In fiscal 1999, the Company paid $7,208,000 to New England Ropes, Inc. for purchased products.

  ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION TO
                            THE BOARD OF DIRECTORS:

  The independent directors named below were elected to the Organization and Compensation Committee at the May 5, 1999 Board of Directors meeting.

  As members of the Organization and Compensation Committee, we are responsible for reviewing and approving the Company's compensation policies and the levels of compensation paid to executive officers.

Compensation Policy

  The Company's compensation policies are intended to attract, motivate and reward highly qualified executives for long-term strategic management and enhancement of stockholder value. Additionally, they support a performance-oriented environment directed towards specific Company goals and serve to retain executives whose abilities are critical to the Company's long-term success and competitiveness.

  There are three main components in the Company's officer compensation program:

  .  Base salary

  .  Annual bonus

  .  Stock options

  Our Committee approached the review and approval of officer compensation in the following manner:

  . The Committee asked the CEO to submit recommendations regarding all three components of officer compensation.

  . The Committee reviewed last year's compensation report, in addition to an updated peer group study covering salary and bonus levels as reported by proxy statements. The updated peer group study included a comparison of base compensation and annual incentives programs between the peer group and the Company. The CEO submitted a revised list of Proposed Executive Pay Ranges including Base Salary and bonus levels for all officers. The Committee reviewed and ratified the proposed ranges.

Compensation for Executive Officers

  1999 saw significant changes to the executive officer positions at West Marine. In the area of base salary, we have targeted executive officers' salaries at a competitive level for comparable companies. We believe these levels are adequate to attract and retain key executives.

  Annual bonuses for executive officers are intended to reflect the Company's and the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon performance against pre-established objectives for the Company and the individual officer. The Committee feels that the Company's bonus program closely ties the executive officer rewards to the Company's overall earnings per share growth, which in turn drives the share price. The Annual Bonuses received by officers and other management personnel were determined by a formula, which takes into account:

  .  The Company's Earnings Per Share Growth Rate

  .  The Individual Executive's Performance against Internal Management
     Objectives

  .  Department Performance to budget

The Company's fiscal 1999 sales increased 8.3% and comparable store net sales increased 1.8%, while EPS increased to $0.50 versus $.06 in 1998. Based on the results for 1999 no bonuses were paid for 1999 to the executive officers. Although the 1999 results were substantially improved over 1998, they were below the budgeted level and, as a result, no bonuses were paid to executive officers.

  Stock options are the Company's primary long-term incentives to reward and retain executive officers. The Committee believes that these incentives serve to link management and stockholder interests and serve to motivate executive officers to make long-term decisions that are in the best interests of the stockholders. The Committee also believes that executive officers and other key employees should have significant ownership of the Company's stock. Mr. Repass is already a significant owner of West Marine and currently holds 7,469,358 shares or 43% of the Company's outstanding common stock. We believe the current philosophy of stock option grants provides West Marine executives with an adequate level of long-term incentive to enhance stockholder value.

  Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. The Committee believes that it is highly unlikely that any of the Company's executive officers would be eligible at any time in the foreseeable future to receive compensation of more than a million dollars. However, the Committee believes that it is important to retain the flexibility to maximize the Company's tax deductions. Accordingly, it will be the policy of this Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals and take all other reasonable steps in order to preserve the Company's tax deductions.

Compensation for the Chief Executive Officer

  Mr. Edmondson was paid $450,000 and was granted options to purchase 60,000 shares of common stock in 1999. Mr. Edmondson's compensation package includes a salary of $450,000 with a potential bonus of 75% of salary based on EPS and ROE results. The bonus has additional non-quantitative factors which focus on management and long term strategies. The bonus is capped at three times a full payout, and any bonus over 50% of salary is to be directed to purchasing stock on the open market. In addition, Mr. Edmondson will be granted options to purchase shares of common stock annually as recommended by the Committee. Although the 1999 results were substantially improved over 1998, they were below the budgeted level and, as a result, no bonus was paid to Mr. Edmondson.

Compensation for the Chairman of the Board

  1999 Base Salary of Randy Repass was $100,000. Mr. Repass has not been granted any stock options since the Company's initial public offering and receives no bonus.

February 29, 2000
                                          1999 Organization and Compensation
                                           Committee

                                          James P. Curley
                                          David McComas
                                          Walter Scott

                               PERFORMANCE GRAPH

  The following graph compares the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of (i) the Nasdaq Market Index and (ii) the MG Industry Group 745, a peer group index consisting of 56 specialty retailers.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG WEST MARINE, INC., MG GROUP INDEX
                           AND NASDAQ MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             WEST              MG           NASDAQ
Measurement Period           MARINE            GROUP        MARKET
(Fiscal Year Covered)        INC.              INDEX        INDEX
---------------------        ------------      ---------    ----------
Measurement Pt-1994          $100.00           $100.00      $100.00
FYE 1995                     $162.34           $112.50      $129.71
FYE 1996                     $280.52           $101.67      $161.18
FYE 1997                     $238.96           $111.18      $197.16
FYE 1998                     $102.60           $131.27      $278.08
FYE 1999                     $ 85.71           $ 83.43      $490.46

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table indicates, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 29, 2000.

                                                      Common Stock
                                                   Beneficially Owned
                                                 as of February 29, 2000
                                                 ----------------------------
                                                  Number of
Beneficial Owner                                    Shares          Percent
----------------                                 --------------    ----------
Randolph K. Repass (1)..........................      7,469,358(2)       43.4%
Wellington Management Company, LLP (3) .........        973,900           5.7%
 75 State Street
 Boston, Massachusetts 02109
John Edmondson..................................         65,620(4)        0.4%
Michael Edwards.................................            --            --
Geoffrey A. Eisenberg...........................        519,500(5)        3.0%
Richard E Everett...............................        332,904(6)        1.9%
James P. Curley.................................         48,483(7)          *
Jeanne Jackson..................................         18,202(7)          *
David McComas...................................         25,812(7)          *
Patrick Murphy..................................         13,285(6)          *
Walter Scott....................................         49,803(7)          *
Henry Wendt.....................................         24,412(7)          *
All directors and executive officers as a group
 (11 persons)...................................      8,567,379(8)       49.8%

--------
 *  Less than one percent.
(1) The address of Mr. Repass is 500 Westridge Drive, Watsonville, California 95076-4100. Mr. Repass may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company.
(2) Includes 252,500 shares held by Mr. Repass' wife. Also includes employee stock options, held by Mr. Repass' wife, exercisable within 60 days to purchase 25,800 shares. Mr. Repass disclaims beneficial ownership of all of such shares. Also includes 11,700 shares held by Mr. Repass' minor son.
(3) Based on a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1999. These shares are beneficially owned by Wellington Management Company, LLP, in its capacity as investment adviser for its clients. According to the Schedule 13G, Wellington Management Company, LLP, has shared dispositive power with respect to all such shares and shared voting power with respect to 629,900 of such shares. The Schedule 13G indicates that no client is known to beneficially own more than 5% of the Company's Common stock.
(4) Includes employee stock options exercisable within 60 days to purchase 50,000 shares.
(5) Includes employee stock options exercisable within 60 days to purchase 303,000 shares. Also includes 5,640 shares held by Mr. Eisenberg's minor children.
(6) Includes employee stock options exercisable within 60 days to purchase shares as follows: Richard E Everett, 243,773 shares; and Patrick Murphy, 12,800 shares.
(7) Includes stock options exercisable within 60 days to purchase shares granted under the Nonemployee Director Stock Option Plan as follows: James
    P. Curley, 38,483 shares; Jeanne Jackson, 18,202 shares; David McComas, 19,812 shares; Walter Scott, 31,483 shares; and Henry Wendt, 17,812 shares.
(8) See footnotes (2), (4), (5), (6), and (7).

                           SECTION 16(a) INFORMATION

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 3, 1999 to January 1, 2000 all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                   AUDITORS

  Deloitte & Touche LLP, independent certified public accountants, serves as the Company's principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

  If any stockholder intends to present a proposal for action at the Company's 2001 Annual Meeting and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before November 30, 2000. Proposals should be addressed to the Company at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Corporate Secretary.

  The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should give appropriate notice no later than February 13, 2001. If a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the 2001 Annual Meeting of Stockholders of the Company.

                             COST OF SOLICITATION

  All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: March 31, 2000.

                                          By Order of the Board of Directors

                                          Russell Solt, Secretary

                                 Recycled Paper

1243-PS-2000

                                                                      APPENDIX A

                               WEST MARINE, INC.
                          ASSOCIATES STOCK BUYING PLAN
                      (As amended through March 23, 2000)

                                   SECTION 1
                                    PURPOSE

          West Marine, Inc. hereby establishes the West Marine, Inc. Associates Stock Buying Plan (the "Plan"), effective as of November 1, 1994, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

                                   SECTION 2
                                  DEFINITIONS

2.1  "1934 Act" means the Securities Exchange Act of 1934, as amended.
      --------
Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2  "Board" means the Board of Directors of the Company.
      -----

2.3  "Code" means the Internal Revenue Code of 1986, as amended.  Reference to a
      ----
specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4  "Committee" shall mean the committee appointed by the Company's Chief
      ---------
Executive Officer to administer the Plan. The members of the Committee shall serve at the pleasure of the Chief Executive Officer. As of the effective date of the Plan, the members of the Committee shall consist of the Company's Chief Financial Officer, Director of Human Resources, and Compensation and Benefits Manager. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

2.5  "Common Stock" means the common stock of the Company.
      ------------

2.6  "Company" means West Marine, Inc., a Delaware corporation.
      -------

2.7  "Compensation" means a Participant's taxable compensation that is (or would
      ------------
be) payable to him or her in cash or its equivalent, calculated after elected deferrals and deductions.

2.8  "Eligible Employee" means every Employee of an Employer who has been
      -----------------
employed for such period as the Committee may determine (up to two years), except any Employee who, immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code.

2.9  "Employee" means an individual who is a common-law employee of any
      --------
Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10  "Employer" or "Employers" means any one or all of the Company and those
       --------      ---------
Subsidiaries which, with the consent of the board of Directors, have adopted this Plan.

2.11  "Enrollment Date" means each May 1 and November 1, and/or such other dates
       ---------------
determined by the Committee from time to time.

2.12  "Grant Date" means any date on which a Participant is granted an option
       ----------
under the Plan.

2.13  "Participant" means an Eligible Employee who (a) has become a Participant
       -----------
in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14  "Plan" means the West Marine, Inc. Associates Stock Buying Plan, as set
       ----
forth in this instrument and as hereafter amended from time to time.

2.15  "Purchase Date" means the last business day of April and October, or such
       -------------
other specific business days as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16  "Subsidiary" means any corporation (other than the Company) in an unbroken
       ----------
chain of corporations beginning with the Company if, at the time of granting options under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   SECTION 3
                           SHARES SUBJECT TO THE PLAN

3.1  Number Available.  800,000 shares of Common Stock are available for
     ----------------
issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2  Adjustments.  In the event of any reorganization, recapitalization, stock
     -----------
split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

                                   SECTION 4
                                  ENROLLMENT

4.1  Participation.  Each Eligible Employee may elect to become a Participant by
     -------------
enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an eligible employee must complete, sign and submit to the Company an enrollment form in such form as may be specified by the Committee from time to time. Any enrollment form received by the Company no later than fourteen (14) calendar days before an Enrollment Date shall effective on that Enrollment Date, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expired.

4.2  Payroll Withholding.  On his or her enrollment form, each Participant must
     -------------------
elect to make Plan contributions via payroll withholding from his or her Compensation at a rate equal to any whole percentage from 1% to such maximum percentage (not to exceed 15%) that the Committee may establish from time to time for all options to be granted on any Enrollment Date. A Participant may elect to increase or decrease his or her rate of payroll withholding (effective as of any Enrollment Date) by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective, the enrollment form must be received by the Company no later than fourteen (14) calendar days before the Enrollment Date elected for the change, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

                                   SECTION 5
                        OPTIONS TO PURCHASE COMMON STOCK

5.1  Grant of Option.  On each Enrollment Date on which the Participant enrolls
     ---------------
or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2  Duration of Option.  Each option granted under the Plan shall expire on the
     ------------------
earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Effective as of November 1 and until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the expiration of 12 months from the Grant Date.

5.3  Number of Shares Subject to Option.  The number of shares available for
     ----------------------------------
purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares (less the fair market value at the applicable Grant Dates of any shares previously purchased during such year under options which have expired or terminated) in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4  Other Terms and Conditions.  Each option shall be subject to the following
     --------------------------
additional terms and conditions:

     (a) payment for shares purchased under the option shall be made only through payroll withholding under Section 3.2;

     (b) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 6.1;

     (c)  the price per share under the option will be determined as provided in
          Section 6.1;

     (d) the option in all respects shall be subject to such terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

                                   SECTION 6
                               PURCHASE OF SHARES

6.1  Exercise of Option.  On each Purchase Date, the funds then credited to each
     ------------------
Participant's account shall be used to purchase shares of Common Stock. The price of the shares purchased under any option shall be 85% of the lower of:

     (a) the closing price of Common Stock on the Grant Date for such option on the National Association of Securities Dealers National Market System; or

     (b) the closing price of Common Stock on that Purchase Date on the National Association of Securities Dealers National Market System.

6.2  Crediting of Shares.  Shares purchased on any Purchase Date shall be
     -------------------
delivered to a broker designated by the Committee for the benefit of the Participant. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to applicable securities laws), the shares may not be transferred to another broker or to any other person (including the Participant) until 24 months after the Grant Date of the option with which the shares were purchased.

6.3  Exhaustion of Shares.  If at any time the shares available under the Plan
     --------------------
are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of shares due to over-enrollment shall be refunded to the Participants.

                                   SECTION 7
                                   WITHDRAWAL

7.1  Withdrawal.  A Participant may withdraw from the Plan by submitting a
     ----------
completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company at least fourteen (14) calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest). Notwithstanding any contrary provision of the Plan, a Participant who has withdrawn from the Plan pursuant to this Section 7 may not re-enroll in the Plan until the next Enrollment Date after the date of his or her withdrawal.

                                   SECTION 8
                           CESSATION OF PARTICIPATION

8.1  Termination of Status as Eligible Employee.  A Participant shall cease to
     ------------------------------------------
be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest).

8.2  Leave of Absence.  Unless a Participant voluntarily withdraws from the
     ----------------
Plan, shares will be purchased for that Participant's account on the Purchase Date next following commencement of a leave of absence by such Participant. However, the Participant will cease to be a Participant immediately after such purchase of shares, provided that if and when he or she returns from the leave, he or she may re-enroll under Section 4.1, if then eligible.

                                   SECTION 9
                           DESIGNATION OF BENEFICIARY

9.1  Designation.  If permitted by the Committee, each Participant may, pursuant
     -----------
to such procedures as the Committee may specify, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death.

9.2  Changes.  A Participant may designate different Beneficiaries (or may
     -------
revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3  Failed Designations.  If a Participant dies without having effectively
     -------------------
designated a Beneficiary, or if no Beneficiary (primary or secondary) survives the Participant, the Participant's Account shall be payable to his or her estate.

                                  SECTION 10
                                ADMINISTRATION

10.1  Plan Administrator.  The Plan shall be administered by the Committee.  The
      ------------------
Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2  Actions by Committee.  Each decision of a majority of the members of the
      --------------------
Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3  Powers of Committee.  The Committee shall have all powers and discretion
      -------------------
necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

     (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan and the options;

     (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

     (c)  To cause an account or accounts to be maintained for each Participant;

     (d) To determine the time or times when, and the number of shares for which, options shall be granted;

     (e)  To establish and revise an accounting method or formula for the Plan;

     (f) To determine the manner and form in which shares are to be delivered to the designated broker;

     (g) To determine the status and rights of Participants and their Beneficiaries or estates;

      (h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

      (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

      (j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

      (k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4  Decisions of Committee.  All actions, interpretations, and decisions of
      ----------------------
the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5  Administrative Expenses.  All expenses incurred in the administration of
      -----------------------
the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.

10.6  Eligibility to Participate.  No member of the Committee who is also an
      --------------------------
employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7  Indemnification.  Each of the Employers shall, and hereby does, indemnify
      ---------------
and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

                                  SECTION 11
                     AMENDMENT, TERMINATION, AND DURATION

11.1  Amendment, Suspension, or Termination.  The Board, in its sole discretion,
      -------------------------------------
may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares shall be returned to the Participants (without interest) as soon as administratively practicable.

11.2  Duration of the Plan.  The Plan shall commence on the date specified
      --------------------
herein, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                  SECTION 12
                              GENERAL PROVISIONS

12.1  Participation by Subsidiaries.  One or more Subsidiaries of the Company
      -----------------------------
may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board of Directors. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board of Directors to amend the Plan, and (b) to the Committee to administer and interpret the Plan. Any Subsidiary may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2  Inalienability.  In no event may either a Participant, a former
      --------------
Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. The preceding shall not affect the Participant's right to direct the sale or transfer of shares that have been allocated to the Participant's account at the broker designated by the Participant (subject to the provisions of the Plan).

12.3  Severability.  In the event any provision of the Plan shall be held
      ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4  Requirements of Law.  The granting of options and the issuance of shares
      -------------------
shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as the Committee may determine are necessary or appropriate.

12.5  No Enlargement of Employment Rights.  Neither the establishment or
      -----------------------------------
maintenance of the Plan, the granting of any options, the purchase or any shares, not any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.6  Apportionment of Costs and Duties.  All acts required of the Employers
      ---------------------------------
under the Plan may be performed by the Company for itself and its Subsidiary, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

12.7  Construction and Applicable Law.  The Plan is intended to qualify as an
      -------------------------------
"employee stock purchase plan" within the meaning of Section 423 of the Code. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

12.8  Captions.  The captions contained in and the table of contents prefixed to
      --------
the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                 DETACH HERE


                                    PROXY

                              WEST MARINE, INC.

         PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Randolph K. Repass, John Edmondson and Richard E Everett, or any of them, each with power of substitution, as proxies of the undersigned, to attend the 2000 Annual Meeting of Stockholders of WEST MARINE, INC., to be held at the office of the Company at 500 Westridge Drive, Watsonville, California, on May 10, 2000, at 10:30 A.M., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be enitled to vote if personally present on the following matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

-------------                                                    -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
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

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

This proxy will be voted as directed, in the absence of contrary directions, this proxy will be voted FOR the election of the directors and FOR The Proposals listed below.

1.  The election of eight directors.

    Nominees: (01) Randolph K. Repass, (02) John Edmondson,
    (03) Richard E Everett, (04) James P. Curley, (05) Geoffrey A. Eisenberg,
    (06) David McComas, (07) Walter Scott and (08) Henry Wendt.

          FOR                         WITHHELD
          ALL   [_]              [_]  FROM ALL
       NOMINEES                       NOMINEES

     [_] _______________________________________
         For all nominees except as noted above

2.  The approval of the amendment of the Associates     FOR   AGAINST   ABSTAIN
    Stock Buying Plan to increase the number of shares  [_]     [_]       [_]
    authorized for issuance thereunder by 400,000.

3.  To transact such other business as may properly come before the Annual
    Meeting.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

    STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

    The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.